SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under Rule 14a-12

APOGENT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Filed by Registrant

(Name of Person(s) Filing Proxy Statement,

if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Filed by Apogent Technologies Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Apogent Technologies Inc.

Commission File No. 1-11091

This filing relates to a planned merger (the “Merger”) between Fisher Scientific International Inc. (“Fisher”) and Apogent Technologies Inc. (“Apogent”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger, dated as of March 17, 2004, as amended April 16, 2004 (the “Merger Agreement”), by and among Fisher, Fox Merger Corporation and Apogent. The Merger Agreement is on file with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Current Report on Form 8-K, filed by Apogent on April 19, 2004, and is incorporated by reference into this filing.

On April 26, 2004 Apogent Technologies Inc. disseminated the following press release regarding the anticipated date of its press release reporting its financial results and related information for its second fiscal quarter ended March 31, 2004:

[APOGENT LOGO]

NEWS RELEASE

30 Penhallow Street

Portsmouth, NH 03801

(603) 433-6131

(800) 327-9970

Contact:	Robert J. Anderson
Director of Investor Relations and Business Development
Phone:	(603) 334-1485

(For Immediate Release)

Apogent Reschedules its Second Quarter Earnings Release Date

PORTSMOUTH, N.H. (April 26, 2004): Apogent Technologies Inc. (NYSE: AOT), announced today that it plans to release its financial results for the second quarter and six months ended March 31, 2004 after the market closes on Wednesday, April 28, 2004.

On March 17, 2004, Apogent and Fisher Scientific International Inc. (NYSE: FSH), entered into a definitive agreement to merge the two companies.

Apogent is aligning its announcement with the earnings release of Fisher Scientific after the market closes on Wednesday, April 28. The alignment will provide the financial community with the ability to process the information from both companies at the same time.

As a result of the pending merger, Apogent will not conduct its previously announced second quarter conference call.

ADDITIONAL INFORMATION

In connection with the proposed merger, Apogent and Fisher Scientific have filed or will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a joint proxy statement, including one that was filed by Fisher Scientific on April 16, 2004. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain and will contain important information about Fisher Scientific,

Apogent, and the merger. Investors and security holders may obtain these documents (and any other documents filed by Fisher Scientific or Apogent with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801 or from Apogent’s website at www.apogent.com. The documents filed with the SEC by Fisher Scientific may be obtained free of charge by directing such request to: Corporate Secretary, One Liberty Lane, Hampton, NH 03842 or from Fisher Scientific’s website at www.fisherscientific.com. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Apogent, Fisher Scientific, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Apogent and Fisher Scientific in favor of the merger. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Information about the executive officers and directors of Fisher Scientific and their ownership of Fisher Scientific common stock is set forth in the preliminary joint proxy statement/prospectus for Fisher Scientific’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the merger, which was included in Fisher Scientific’s registration statement on Form S-4 that was filed with the SEC on April 16, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Apogent, Fisher Scientific, and their respective executive officers and directors in the merger by reading the definitive joint proxy statement/prospectus regarding the merger when it becomes available.